Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of The Hain Food Group, Inc. of our report dated March 25, 1997 appearing on page F-1 of the Westbrae Natural, Inc. (formerly Vestro Natural Foods, Inc.) Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP


Costa Mesa, California
 June 2, 1999






                                     II-11